SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (this “Agreement”) is entered into as of May 8, 2026, by and between AI Era Corp., a Nevada corporation (the “Company”), and Dr. Ahmad Moradi (“Executive”).

Recitals

A.  The Company and Executive are parties to an Employment Agreement dated March 1, 2026 (the “Employment Agreement”).

B.  Executive resigned his position as Chief Executive Officer effective May 7, 2026 (the “Termination Date”).

C.  The parties wish to confirm the terms of the separation and provide a full and final resolution of all matters between them.

Agreement

1.       Final Compensation. The Company will pay Executive the Final Compensation (accrued but unpaid Base Salary, pro-rated remote-work stipend, and approved unreimbursed expenses through the Termination Date) within seven (7) days of the Termination Date, less required withholdings.

2.       No Other Payments. Executive acknowledges and agrees that he is not entitled to, and the Company shall not pay, any severance, accelerated equity vesting, consulting fees, benefits continuation, or any other amounts under Section 5.4 or any other provision of the Employment Agreement.

3.       Return of Property. Executive represents that he has returned (or will return by the Termination Date) all Company property and Confidential Information.

4.       Mutual Release. In consideration of the Final Compensation, each party, on behalf of itself and its affiliates, heirs, and assigns, hereby releases and forever discharges the other party and its affiliates, officers, directors, employees, agents, and successors from any and all claims, demands, or causes of action arising out of or relating to Executive’s employment or the termination thereof, whether known or unknown, that existed on or prior to the date Executive signs this

Agreement. This release includes, without limitation, any claims under the Age Discrimination in Employment Act (ADEA), as amended by the Older Workers Benefit Protection Act. Executive expressly waives any right to assert such claims in the future.

5.       OWBPA Compliance. Executive acknowledges that: (a) he has been advised to consult with an attorney before signing this Agreement; (b) he has been given at least twenty-one (21) days to consider this Agreement; and (c) he may revoke this Agreement within seven (7) days after signing by delivering written notice to the Company. This Agreement shall not become effective until the revocation period has expired.

6.       Reaffirmation of Obligations. Executive reaffirms and agrees to continue to comply with all surviving provisions of the Employment Agreement, including Sections 4 (Confidentiality, Non- Competition, Non-Solicitation, Non-Disparagement, and Intellectual Property) and 6.17.

7.       No Admission. This Agreement is not an admission of liability by any party.

8.       Governing Law; Arbitration. This Agreement is governed by Nevada law and is subject to the arbitration provisions in Section 6.2 of the Employment Agreement.

9.       Entire Agreement. This Agreement, together with the surviving provisions of the Employment Agreement, constitutes the entire understanding between the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written. AI Era Corp.

By: /s/ Chiyuan Deng

Chiyuan Deng, Chairman

EXECUTIVE:

/s/ Dr. Ahmad Moradi

Dr. Ahmad Moradi

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